                                                                     EXHIBIT 1.1


                      ____________ Shares of Common Stock

                              Diversa Corporation

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                __________, 2000

BEAR, STEARNS & CO. INC.
DEUTSCHE BANK SECURITIES INC.
HAMBRECHT & QUIST LLC
 as Representatives of the
several Underwriters named in
Schedule I attached hereto
Bear, Stearns & Co. Inc.
245 Park Avenue
New York, NY  10167


Ladies and Gentlemen:

     Diversa Corporation, a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of _________ shares (the "Firm Shares") of its common stock, par value $0.001 per share (the "Common Stock"), and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional ________ shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares." The Shares are more fully described in the Registration Statement referred to below.

     1.  Representations and Warranties of the Company. The Company represents
         ---------------------------------------------
and warrants to, and agrees with, the Underwriters that:

         (a) The Company has filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations of the Commission thereunder (the "Regulations") a registration statement, and may have filed an amendment or amendments thereto, on Form S-1 (No. 333-92853), for the registration of the Shares under the Act. All of the Shares have been duly registered under the Act pursuant to the initial registration statement, or if an abbreviated registration statement has been, or is proposed to be, filed pursuant to Rule 462(b) of the Regulations (the "Rule 462 Registration Statement"), all of the Shares have been or will be, on the date of this Agreement, duly registered under the Act pursuant to the initial registration statement and the Rule 462 Registration Statement. Such registration statement, including the prospectus, financial statements and schedules, exhibits and all other documents
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filed as a part thereof, as amended at the time of effectiveness of the registration statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A or Rule 434 of the Regulations, is herein called the "Registration Statement" and the prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) or Rule 434 filing is required, is herein called the "Prospectus". If the Company has filed or proposes to file a Rule 462 Registration Statement, then any reference herein to the term "Registration Statement" shall include such Rule 462 Registration Statement. The term "preliminary prospectus" as used herein means a preliminary prospectus as described in Rule 430 of the Regulations. Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any preliminary prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration or qualification of the Shares, nor, to the Company's knowledge, has any of such authorities instituted or threatened to institute any proceedings with respect to a stop order.

         (b) At the time of the effectiveness of the Registration Statement, and Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto (including any prospectus wrapper) complied or will comply in all material respects with the applicable provisions of the Act and the Regulations and does not or will not contain an untrue statement of a material fact and does not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Date, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of the Directed Shares (as hereinafter defined). When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related preliminary prospectus or any

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amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you as herein stated expressly for use in connection with the preparation thereof. If Rule 434 is used, the Company will comply with the requirements of Rule 434.

         (c) Ernst & Young, LLP, who have certified the financial statements and supporting schedules included in the Registration Statement, are independent public accountants as required by the Act and the Regulations.

         (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as set forth in the Registration Statement and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company ("Material Adverse Change"), whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and the Prospectus, the Company has not incurred or undertaken any liabilities or obligations, direct or contingent, which are material to the Company, except for liabilities or obligations which are reflected in the Registration Statement and the Prospectus.

         (e) This Agreement and the transactions contemplated herein have been duly and validly authorized by the Company, and this Agreement has been duly and validly executed and delivered by the Company and is enforceable against the Company in accordance with its terms, except as rights to indemnity may be limited by federal or state securities laws relating thereto and except as enforcement (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

         (f) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any agreement, instrument, franchise, license or permit to which the Company is a party or by which it or any of its properties or assets may be bound, which breach, default, lien, charge or encumbrance could result in a Material Adverse Effect (as that term is hereinafter defined) or (ii) violate or conflict with any provision of the certificate of incorporation or the by-laws of the Company or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, including the issuance, sale and delivery of the Shares to

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be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws or foreign equivalents of such regulations or statutes, where applicable, in connection with the purchase and distribution of the Shares by the Underwriters.

         (g) Upon the sale of the Firm Shares on the Closing Date, the only shares of capital stock of the Company issued and outstanding (other than the Shares) will be _________________ shares of Common Stock. All of the outstanding shares of capital stock of the Company are duly and validly authorized and issued, fully paid and nonassessable, and none of such shares was issued in violation of or is now subject to any preemptive or similar rights. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued, delivered and sold in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or be subject to any preemptive or similar rights. The Company had, at December 31, 1999, an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus. The authorized capital stock of the Company, including the Firm Shares and the Additional Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. The outstanding stock options relating to the Common Stock have been duly authorized and validly issued and conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

         (h) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its properties or conduct of its business makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect (considered individually or when aggregated with other such instances) on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company (a "Material Adverse Effect"). The Company has all requisite power and authority and, except as described in the Registration Statement and Prospectus, all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, "Governmental Licenses") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and each such Governmental License is valid and in full force and effect. No such Governmental License contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus, and the Company has not received any notice of proceedings relating to the revocation of any such Governmental Licenses. The Company is in compliance with all applicable laws, orders, rules, regulations, ordinances and directives, except where the failure to be in compliance could not have a Material Adverse Effect. The Company does not have any

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subsidiaries as defined in Rule 405 of the Regulations. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

         (i) The Company is not in violation of any provision of its certificate of incorporation or of its by-laws or in breach of, or in default under (nor has any event occurred that with notice, lapse of time, or both, would constitute a breach of, or default under), except where such breach or default would not have a Material Adverse Effect, any provision of any agreement, instrument, franchise, license or permit to which the Company is a party or by which any of its properties or assets may be bound or effected or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its properties or assets.

         (j) There is no litigation, arbitration, proceeding, investigation or claim to which the Company is a party or to which any property or assets of the Company is subject or which is pending or, to the knowledge of the Company, threatened or contemplated against the Company which might result in any Material Adverse Effect or any development involving a Material Adverse Effect or which is required to be disclosed in the Registration Statement and the Prospectus.

         (k) Neither the Company nor, to the Company's knowledge after due inquiry, any of its directors or officers has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares or a violation of Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (l) The financial statements, including the notes thereto, and supporting schedules included in the Registration Statement and the Prospectus present fairly the financial position of the Company as of the dates indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; and the selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement and the Prospectus.

         (m) Except as described in the Registration Statement and the Prospectus and except for rights that have been effectively waived in writing (complete and accurate copies of which have been provided to the Underwriters prior to the date of this Agreement) which waivers are in full force and effect, no holder of securities of the Company has any rights to cause the Company to issue to it, or register pursuant to the Act, any securities of the Company because of the filing of the Registration Statement or otherwise, in connection

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with the sale of the Shares contemplated hereby or otherwise. No holder of securities of the Company has preemptive rights or other rights to purchase any of the Shares.

         (n) The Company is not, and upon consummation of the transactions contemplated hereby and the application of the proceeds therefrom as described in the Prospectus will not be, subject to registration as an "investment company" under the Investment Company Act of 1940.

         (o) The Common Stock of the Company, including the Shares, have been approved for quotation on the National Association of Securities Dealers Automated Quotation National Market System.

         (p) The Company owns or possesses valid and enforceable licenses or other rights to use all inventions, patents, patent applications, trademarks, service marks, trade names, copyrights, technology, software, databases, Internet domain names, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) proprietary techniques (including processes and substances) and other intellectual property rights used in, or necessary to conduct, the business now conducted by the Company or presently contemplated to be conducted as described in the Registration Statement and the Prospectus ("Intellectual Property"), free and clear of all liens, claims and encumbrances, except where the failure to own or possess such rights would not reasonably be expected to have a Material Adverse Effect; other than as described in the Registration Statement and the Prospectus: (i) there are no third parties who have any rights in the Intellectual Property that could preclude the Company from conducting its business as currently conducted or as presently contemplated to be conducted as described in the Registration Statement and the Prospectus; (ii) there are no pending or threatened actions, suits, proceedings, investigations or claims by others challenging the rights of the Company or (if the Intellectual Property is licensed) the licensor thereof in any Intellectual Property owned or licensed to the Company; (iii) neither the Company nor (if the Intellectual Property is licensed) the licensor thereof has infringed, or received any notice of infringement of or conflict with, any rights of others with respect to the Intellectual Property; and (iv) there is no dispute between it and any licensor with respect to any Intellectual Property. True and correct copies of all licenses and other agreements between the Company and any third party relating to the Intellectual Property, and all amendments and supplements thereto, have been provided to the Underwriters.

         (q) The Company has timely filed all federal, state, local and foreign income and franchise tax returns and reports required to be filed and has paid all taxes shown thereon and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted or threatened against the Company that might have a Material Adverse Effect; and all tax liabilities are adequately provided for on the books of the Company.

         (r) The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts (i) generally deemed adequate for its

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business and consistent with insurance coverage maintained by similar companies in similar businesses and (ii) required under any of the Company's agreements, licenses or other contracts, all of which insurance is in full force and effect; the Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or to obtain similar insurance with similar insurers adequate and customary for its business and sufficient to satisfy any requirements of its contracts at a cost that would not have a Material Adverse Effect.

         (s) The Company is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, ordinances, orders or directives relating to pollution or (in connection therewith) protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"); to the Company's knowledge, no material expenditures are or will be required to comply with the Environmental Laws, and the Company holds all permits, licenses and approvals required to conduct its business thereunder and is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance or failure to comply with the terms and conditions of, or failure to receive, such permits, licenses or approvals will not in the aggregate have a Material Adverse Effect; to the Company's knowledge, all properties and assets leased or owned, including, without limitation, all structures, contents, soil, subsoil and groundwater, do not contain Hazardous Materials; and, to the Company's knowledge, the Company has no liability or obligation, whether to any governmental authority or to any other person or entity, for damages, claims, penalties, forfeitures or otherwise, as a consequence of the generation, transportation or disposal of any Hazardous Materials or otherwise under the Environmental Laws.

         (t) As of the date of this Agreement and except as described in the Registration Statement and the Prospectus, the Company is not required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the U.S. Food and Drug Administration (the "FDA") or any other federal, state, local or foreign regulatory body in order to conduct its business as described in the Registration Statement and Prospectus.

         (u) The Company has good and marketable title to all properties (real and personal) owned by the Company, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as do not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and all properties held under lease or license by the Company are held under valid, existing and enforceable leases or licenses.

         (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with

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management's general and specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorizations, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) No labor dispute with the employees of the Company is pending, or, to the Company's knowledge, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, strategic partners, manufacturers or contractors that could result in any Material Adverse Effect.

         (x) There are no contracts or other documents which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Act or by the Regulations which have not been described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement.

         (y) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Securities Act of 1974, as amended ("ERISA"), that is maintained, administered or contributed to by the Company for employees or former employees of the Company has been maintained in compliance with its respective terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan that could result in liability to the Company, excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no "accumulated funding deficiency," as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

         (z) The Company has reviewed its operations and those of any third parties with which the Company has a material relationship to evaluate the extent to which the business or operations of the Company will be affected by the Year 2000 Problem (as defined herein). As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a Material Adverse Effect or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000.

              (aa) The statistical and market-related data included in the Registration Statement and the Prospectus are derived from sources which the Company reasonably and in good faith believes to be accurate, reasonable and reliable, and such data agree with the sources from which they were derived.

              (bb) No relationship, direct or indirect, exists between or among the Company or any of its affiliates on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.

     2.  Purchase, Sale and Delivery of the Shares.

         (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of [$_____], the number of Firm Shares set forth opposite the respective names of the Underwriters in Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

         (b) Payment of the purchase price for, and delivery of certificates for, the Firm Shares shall be made at the office of Cooley Godward LLP, 4365 Executive Drive, Suite 1100 San Diego, CA 92121-2128, or at such other place as shall be agreed upon by you and the Company, at 7:00 A.M.(San Diego time) on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange
Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A of the Regulations, the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) after the determination of the initial public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date"). Payment shall be made to the Company by wire transfer of immediately available funds, against delivery to you at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121-2128, or at such other place as shall be agreed upon by you and the Company, for the respective accounts of the Underwriters of certificates for the Firm Shares to be purchased by them. Certificates for the Firm Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

         (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to [_______] Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         (d) The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the [__________] Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

         (e) Payment of the purchase price for the Additional Shares shall be made by wire transfer of immediately available funds at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, CA 92121-2128, or at such other place as shall be agreed upon by you and the Company, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

     3.  Offering.
         --------

         (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms set forth in the Prospectus.

         (b) The Company and the Underwriters hereby agree that up to [_________] percent ([__]%) of the Firm Shares to be purchased by the Underwriters (the "Directed Shares") shall be reserved for sale by the Underwriters to certain eligible employees of, and certain persons designated by, the Company (the "Directed Shares Purchasers") as part of the distribution of the Shares by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rules and regulations, provided, however, that under no circumstances will Bear Stearns & Co. Inc. or
--------  -------
any other Underwriter be liable to the Company or to any of the Directed Shares Purchasers for any action taken or omitted in good faith in connection with transactions effected with regard to the Directed Shares Purchasers. To the extent that such Directed Shares are not orally confirmed for purchase by such persons by the end of the first day after the date of this Agreement, such Directed Shares will be offered to the public as part of the offering contemplated hereby.

     4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

         (a) If the Registration Statement has not yet been declared effective the Company will use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as possible, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) or Rule 434 within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434.

         The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission and
(vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement, make any filing under Rule 462(b) of the Regulations or file any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

         (b) The Company will comply with the Act and the Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Regulations, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance reasonably satisfactory to you) which will correct such statement or omission and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

         (c) The Company will promptly deliver to you three signed copies of the Registration Statement, as initially filed with the Commission, and all amendments thereto (including exhibits) and will maintain in the Company's files manually signed copies of such documents for at least five years from the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, as you may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Act.

         (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process. The Company will promptly advise you of the receipt by the Company of any notification with respect to suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and will use every reasonable effort to obtain the withdrawal of any order of suspension as soon as possible.

         (e) The Company will make generally available (within the meaning of Section 11(a) of the Act) to its security holders and to you as soon as practicable, but not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the effective date of the Registration Statement occurs, an earning statement (in form complying with the provisions of Rule 158 of the Regulations) covering a period of at least twelve consecutive months beginning after the effective date of the Registration Statement.

         (f) During the period of 180 days from the date of the Prospectus, (i) the Company will not, without the prior written consent of Bear, Stearns & Co. Inc., directly or indirectly, issue, sell, offer or agree to sell, grant any option warrant or other right to purchase or otherwise sell or dispose of (or announce any offer of sale, contract of sale, sale, grant of any option, warrant or other right to purchase or other sale or disposition of), pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange
Act), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company, and (ii) the Company will obtain the undertaking of each of its officers and directors and all of its stockholders having beneficial ownership at least 25,000 shares of the outstanding Common Stock of the Company, as of the time of the closing of the sale of the Firm Shares hereunder on the Closing Date, not to engage in any of the aforementioned transactions on their own behalf, other than the Company's sale of Shares hereunder.

         (g) During a period of three years from the date of the Prospectus, the Company will furnish to you and, upon request, to each of the other Underwriters (i) copies of any reports or other communications that the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all reports, financial statements and proxy or information statements filed by the Company with the Commission or any national securities exchange or automated quotation system, and (iii) such other information as you may reasonably request regarding the Company, subject to the provisions of any written agreement that, in the opinion of outside counsel to the Company, prohibit the Company from furnishing such information under any circumstances including, without limitation, an agreement by you to be subject to the provisions of such written agreement.

         (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

         (i) The Company will use its best efforts to cause the Shares to be included in the National Association of Securities Dealers Automated Quotation National Market System and to maintain such quotation so long as any of the Shares are outstanding.

         (j) The Company will file with the Commission in its periodic reports pursuant to Section 13 or 15 of the Exchange Act such information as may be required pursuant to Rule 463 of the Regulations.

         (k) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

         (l) The Company hereby agrees that it will ensure that the Directed Shares are restricted as required by the National Association of Securities Dealers, Inc. rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such a period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including without limitation legal expenses) they incur in connection with such release.

         (m) The Company will use its reasonable best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to or after the Closing Date or any Additional Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

     5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including those in connection with (i) preparing, printing, duplicating, filing and distributing the Registration Statement, as originally filed and all amendments thereof (including all exhibits thereto), any preliminary prospectus, the Prospectus and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel), the underwriting documents (including this Agreement, the Master Agreement Among Underwriters and the Master Selling Agreement) and all other documents related to the public offering of the Shares (including those supplied to the Underwriters in quantities as hereinabove stated), (ii) the issuance, transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the qualification of the Shares under state or foreign securities or Blue Sky laws or regulations, including the costs of printing and mailing a preliminary and final "Blue Sky Survey" and the fees of counsel for the Underwriters and such counsel's disbursements in relation thereto, (iv) quotation of the Shares on the National Association of Securities Dealers Automated Quotation National Market System, (v) filing fees of the Commission and the National Association of Securities Dealers, Inc., (vi) the cost of printing certificates representing the Shares (vii) the cost and charges of any transfer agent or registrar for the Shares and (viii) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to certain employees of and certain persons designated by the Company.

     6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Brobeck, Phleger & Harrison LLP ("Underwriters' Counsel") pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement, including any Rule 462(b) Registration Statement, shall have become effective and all necessary approvals of the National Association of Securities Dealers Automated Quotation National Market System shall have been received, not later than, if pricing pursuant to Rule 430A, 5:30 P.M., New York time, on the date of this Agreement, if pricing pursuant to a pricing amendment, 12:00 Noon, New York time, on the date an amendment to the Registration Statement containing the public offering price has been filed with the Commission, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 of the Regulations, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

         (b) At each Closing Date you shall have received the opinion of Cooley Godward LLP, counsel for the Company, dated the date of such Closing Date addressed to the Underwriters and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

              (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has all requisite corporate authority to own, lease and license its respective properties and conduct its business as now being conducted and as described in the Registration Statement and the Prospectus. As of the date hereof, the Company does not have any subsidiaries as defined in Rule 405 of the Regulations.

              (ii) The Company has an authorized capital stock as set forth in the Registration Statement and the Prospectus. All of the outstanding shares of Common Stock are duly and validly authorized and issued, are fully paid and nonassessable and were not issued in violation of or subject to any preemptive rights. The Shares to be delivered on the Closing Date have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive rights. The Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (iii) The Shares have been approved (upon issuance as contemplated by the Underwriting Agreement) for quotation in the Nasdaq National Market System.

              (iv) This Agreement has been duly and validly authorized, executed and delivered by the Company.

              (v) We do not know of any litigation or governmental or other action, suit, proceeding or investigation before any court or before or by any public, regulatory or governmental agency or body pending or to the best of such counsel's knowledge, threatened against, or involving the properties or business of, the Company or any of its subsidiaries, which is of a character required to be disclosed in the Registration Statement and the Prospectus which has not been properly disclosed therein, or of any statute, regulation, contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

              (vi) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company do not and will not (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any agreement, instrument, franchise, license or permit known to such counsel to which the Company or any of its subsidiaries is a party or by which any of such corporations or their respective properties or assets may be bound or (B) contravene any provision of applicable law or violate or conflict with any provision of the certificate of incorporation or bylaws of the Company or any of its subsidiaries, or, to the best knowledge of such counsel, any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental, or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for (1) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters (as to which such counsel need express no opinion) and (2) such as have been made or obtained under the Act.

              (vii) The Registration Statement and the Prospectus and any amendments thereof or supplements thereto (other than the financial statements and schedules and other financial data derived therefrom, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Regulations.

              (viii) The Company has the corporate power and authority to enter into the Underwriting Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder.

              (ix) The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by us and is a fair summary of such matters and conclusions; and the form of certificate evidencing the Common Stock and filed as an exhibit to the Registration Statement complies with the laws of the State of Delaware.

              (x) The Company is not an "investment company" or a person "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

              (xi) The Registration Statement is effective under the Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued and no proceedings therefor have been initiated or threatened by the Commission and all filings required by Rule 424(b) of the Regulations have been made.

         In addition, such opinion shall also contain a statement that such counsel has participated in conferences with officers and representatives of the Company, representatives of the independent public accountants for the Company and the Underwriters at which the contents and the Prospectus and related matters were discussed and, no facts have come to the attention of such counsel which would lead such counsel to believe that either the Registration Statement at the time it became effective (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) or Rule 434, if applicable), or any amendment thereof made prior to the Closing Date as of the date of such amendment, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of its date (or any amendment thereof or supplement thereto made prior to the Closing Date as of the date of such amendment or supplement) and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and schedules and other financial data derived therefrom).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' Counsel) of other counsel reasonably acceptable to Underwriters' Counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its subsidiaries, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel.
The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and, in their opinion, you and they are justified in relying thereon.

         (c) At the Closing Date, you shall have received the opinion of Sterne, Kessler, Goldstein & Fox, PLLC patent counsel for the Company, dated the Closing Date addressed to the Underwriters and in the form and substance satisfactory to the Underwriters' Counsel as attached hereto as Exhibit A.

         (d) At the Closing Date, you shall have received the opinion of Gray Cary Ware & Freidenrich, LLP, patent counsel for the Company, dated the Closing Date addressed to the Underwriters and in the form and substance satisfactory to the Underwriters' Counsel as attached hereto as Exhibit B.

         (e) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters' Counsel, and the Underwriters shall have received from said Underwriters' Counsel a favorable opinion, dated as of the Closing Date with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters' Counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

         (f) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date the representations and warranties of the Company set forth in
Section 1 hereof are true and correct, (iii) as of the Closing Date the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, or any development involving a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus.

         (g) At the time this Agreement is executed and at the Closing Date, the applicable accounting requirements of the Act and the applicable published rules and regulations of the Commission thereunder or that such unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;
(B) with respect to the period subsequent to September 30, 1999 there were, as of the date of the most recent available monthly financial statements of the Company, if any, and as of a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof), any changes in the capital stock or long-term indebtedness of the Company or any decrease in the current assets or shareholders' equity of the Company, in each case as compared with the amounts shown in the most recent balance sheet presented in the Registration Statement and the Prospectus, except for changes or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; or (C) that during the period from September 30,1999 to the date of the most recent available monthly financial statements of the Company, if any, and to a specified date not more than five days prior to the date of such letter (provided that the letter delivered on the Closing Date shall use a "cut-off" date not earlier than the date hereof), there was any decrease, as compared with the corresponding period in the prior fiscal year, in revenues under collaboration and strategic alliance agreements, government grants and from product sales, or increase in net loss, except for decreases or increases, as the case may be, which the Registration Statement and the Prospectus disclose have occurred or may occur or which are set forth in such letter; and (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, and other financial information pertaining to the Company set forth in the Registration Statement and the Prospectus, which have been specified by you prior to the date of this Agreement, to the extent that such amounts, numbers, percentages, and information may be derived from the general accounting and financial records of the Company or from schedules furnished by the Company, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures specified by you set forth in such letter, and found them to be in agreement.

         (h) Prior to the Closing Date the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

         (i) You shall have received from each person who is a director or officer of the Company or stockholder beneficially owning at least 25,000 shares of the outstanding Common Stock of the Company, as of the time of the closing of the sale of the Firm Shares hereunder at the Closing Date, an agreement to the effect that such person will not, without the prior written consent of Bear, Stearns & Co. Inc. on behalf of the Underwriters, during the period commencing on the date of the Prospectus and ending 180 days thereafter, (1) issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Exchange Act), (2) enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or (3) make any demand for, or exercise his, her or its rights, if any, to require the Company to register its Common Stock and to receive notice thereof

         (j) At the Closing Date, the Shares shall have been quoted on the National Association of Securities Dealers Automated Quotation National Market System.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone, facsimile, telex or telegraph, confirmed in writing.

     7.  Indemnification.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed, or any filed amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) (A) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in connection with the reservation and sale of the Directed Shares to eligible employees and certain persons designated by the Company or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

         (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares, as originally filed, or any filed amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by such Underwriter hereunder. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement. The Company acknowledges that the statements set forth in the last paragraph of the cover page and in the third and twelfth paragraphs and the list of Underwriters and the number of shares listed opposite their respective names in the first paragraph under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for use in the registration statement for the registration of the Shares, as originally filed, or in any filed amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

         (c) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by it as a result of (i) the failure of the Directed Shares Purchasers to pay for and accept delivery of the Directed Shares which, by the end of the day following the date of this Agreement, were subject to a properly confirmed agreement to purchase such Directed Shares or
(ii) the refusal of any Directed Shares Purchasers that are also employees of the Company to properly confirm their respective agreements to purchase the Directed Shares that they had agreed to purchase by the end of the first day after the date of this Agreement.

         (d)  Promptly after receipt by an indemnified party under subsection
(a), (b)or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

     8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discounts and commissions received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any violation of the nature referred to in Section 7(a)(ii). The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discount and commission applicable to the Shares purchased by such Underwriter hereunder, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 8 and the preceding sentence, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

     9.  Default by an Underwriter.
         -------------------------

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or

Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

          (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

         (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

     10.  Survival of Representations and Agreements.  All representations and
          ------------------------------------------
warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

     11. Effective Date of Agreement; Termination.
         ----------------------------------------

         (a) This Agreement shall become effective upon the later of when (i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York time, on the sixth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you by notifying the Company. Notwithstanding the foregoing, the provisions of this
Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

         (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if (A) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company's securities or securities in general; or
(B) if trading on the New York or American Stock Exchanges or on NASDAQ shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York or American Stock Exchanges or on NASDAQ by the New York or American Stock Exchanges or NASDAQ or by order of the Commission or any other governmental authority having jurisdiction; or (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; (D) (i) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States or (ii) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (i) or (ii) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

         (c) Any notice of termination pursuant to this Section 11 shall be by telephone, facsimile, telex, or telegraph, confirmed in writing by letter.

         (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel) incurred by the Underwriters in connection herewith.

     12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, sent by facsimile, telexed or telegraph and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, NY 10167, Attention: Equity Syndicate, facsimile number
(212) 272-3485; if sent to the Company, shall be mailed, delivered, sent by facsimile, telex or telegraph and confirmed in writing to the Company, 10665 Sorrento Valley Road, San Diego, California, 92121, Attention: Jay M. Short, Ph.D., Chief Executive Officer, facsimile number (858) 626-3700.

     13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

     14.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, but without regard to principles of conflicts of law.

     15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
                            [Signature Page Follows]

          If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                        Very truly yours,

                                        DIVERSA CORPORATION


                                        By
                                           ------------------------------
                                           Name:  Jay M. Short, Ph.D.
                                           Title: Chief Executive Officer


Accepted as of the date first above written

BEAR, STEARNS & CO. INC.
DEUTSCHE BANK SECURITIES INC.
HAMBRECHT & QUIST LLC


By BEAR, STEARNS & CO. INC.


     By
       -------------------------------
       Name:  Steven R. Frank
       Title: Senior Managing Director

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                  SCHEDULE I

Name of Underwriter                        Number of Firm Shares to be Purchased
-------------------                        -------------------------------------












Total.....................................
                                          ========

                                   EXHIBIT A

               Opinion of Sterne, Kessler, Goldstein & Fox, PLLC

[ADDRESS]

     Re:  Diversa Corporation, Inc. Registration Statement and Prospectus

Dear [__]:

     We represent Diversa Corporation ("Diversa"), a company organized under the laws of Delaware (the "Company"), in connection with certain patent matters involving certain issued patents, and have advised the Company from time to time with regard to certain matters of intellectual property. The representation of the Company by Sterne, Kessler, Goldstein & Fox, PLLC (the "Firm") concerning patent matters is not exclusive. This letter is, accordingly, limited as indicated herein. Such patent matters concern the issued patents listed on Annex A hereto and any applications upon which they rely (the "Patents"). This letter therefore relates only to such matters to the extent that they are discussed in the above-referenced Registration Statement and Prospectus.

     In addition to the analysis of the Patents, the Firm has also conducted an analysis and provided an oral report to the Company on United States Patents 5,824,485 and 5,783,431, assigned to Chromaxome Corporation and, on information and belief, licensed to Diversa. The Firm has also been retained by Diversa concurring prosecution and foreign opposition matters.

     In addition, we have examined the Prospectus and Registration Statement:
This letter opines only on those portions of the Prospectus and Registration statement as they relate to intellectual property in the material under the captions [__] (the "IP Portions"), and.

     This letter also does not relate to other Diversa intellectual property matters, such as trade secrets and know how. To the extent that a statement refers to the belief of the Company, it is based upon discussions with in-house Company officials and on no other source. Any reference in the Registration Statement or the Prospectus to payments of fees or other monetary amounts contained in the sections referenced below are not within the scope of this letter.

     Subject to the foregoing, pursuant to your request, we are providing the following with respect to the above Registration Statement and Prospectus, Form S-1.

     (1) The statements in the IP Portions to our knowledge after investigation are true and correct statements regarding the matters set forth therein;

     (2) To our knowledge after investigation, there are no presently pending adverse legal proceedings related to the Patents, and to our knowledge after investigation, no such proceedings are threatened or contemplated against Diversa;

     (3) To our knowledge after investigation, there are no documents or related litigation of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus relating to the Patents which are not filed or described;

     (4) On December 15, 1999, we have provided competent written opinions regarding the Patents, after investigation and examination of relevant prior art. In such opinions we concluded that the Company does not infringe, either literally or under the doctrine of equivalents, any valid claim of the Patents. The Company shall be able to reasonably rely on such written opinion to avoid any claim of willful infringement of the Patents under applicable U.S. law.

     Further, as of this writing, nothing has come to our attention that causes us to believe that the statements made regarding the Patents in the IP Portions in the Registration Statement and Prospectus contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     This letter is provided solely in connection with the public offering of the common stock and, without our prior written consent, may not be furnished to, quoted, or relied upon by any other person, firm, or corporation for any other purpose.

     If any reference is made to this letter or any comments stated herein by any of you, then the letter must be provided or quoted in its entirety or, if quote in part, then prior written permission must be obtained from our firm. This paragraph shall not convey any additional rights to use of this letter outside of those rights set forth in the preceding paragraph.

                                    ANNEX A


Patent Number                     Title


[TO BE PROVIDED BY DIVERSA]

                                   EXHIBIT B

                 Opinion of Gray Cary Ware & Freidenrich, LLP


[ADDRESS]

         Re:  Diversa Corporation, Inc. Registration Statement and Prospectus

Dear [__]:

         We represent Diversa Corporation ("Diversa"), a company organized under the laws of Delaware (the "Company"), in connection with certain patent matters involving the preparation and/or prosecution of certain patent applications and issued patents, and have advised the Company from time to time with regard to certain matters of intellectual property. The representation of the Company by Gray Cary Ware & Freidenrich, LLP (the "Firm") concerning patent matters is not exclusive. This letter is, accordingly, limited as indicated herein. Such patent matters concern the issued patents listed on Annex A hereto and any applications upon which they rely (the "Company Patents"), and issued patents listed on Annex B hereto and any applications upon which they rely (the "Third Party Patents"). This letter therefore relates only to such matters to the extent that they are discussed in the above-referenced Registration Statement and Prospectus.

         [DESCRIPTION OF WHAT THE FIRM EXAMINED AND INVESTIGATED AS OUTSIDE COUNSEL WITH REGARD TO THE PATENTS LISTED ON ANNEX A AND B, INCLUDING WITHOUT LIMITATION ANY DOCUMENTS DEEMED APPROPRIATE BY THE FIRM (TO BE PREPARED BY GRAY
CARY)]

         In addition, we have examined the Prospectus and Registration
Statement: This letter opines only on those portions of the Prospectus and Registration statement as they relate to intellectual property in the material under the captions [__] (the "IP Portions").

         This letter also does not relate to other Diversa intellectual property matters, such as trade secrets and know how. To the extent that a statement refers to the belief of the Company, it is based upon discussions with in-house Company officials and on no other source. Any reference in the Registration Statement or the Prospectus to payments of fees or other monetary amounts contained in the sections referenced below are not within the scope of this letter.

         Subject to the foregoing, pursuant to your request, we are providing the following with respect to the above Registration Statement and Prospectus, Form S-1.

         (1) The statements in the IP Portions to our knowledge after investigation are true and correct statements regarding the matters set forth therein;

         (2) To our knowledge after investigation, there are no pending adverse legal, governmental or administrative agency proceedings related to the Third Party Patents, and to our knowledge after investigation, no such proceedings are threatened or contemplated by such agencies or others;

         (3) To our knowledge after investigation, there are no documents or related litigation of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus relating to the Patents which are not filed or described;

         (4) To our knowledge after investigation, for inventions that are the subject of a patent application owned by the Company, the Company has the right to obtain, and has obtained, an assignment of all right, title and interest from all named inventors;

         (5) To our knowledge after investigation, no other entity or individual has any rights or claims in the Company Patents or any patent sought to be issued therefrom;

         (6) To our knowledge, it is the Company's reasonable belief that it is not violating any existing proprietary rights of others and it is the Company's reasonable belief that no such existing rights will materially affect its ability to develop and commercialize products or technology as described in the Registration Statement and Prospectus; and,

         (7) On May [__], 1999, we have provided competent written opinions regarding the Third Party Patents, after investigation and examination of relevant prior art. In such opinions we concluded that the Company does not infringe, either literally or under the doctrine of equivalents, any valid claim of the Third Party Patents. The Company shall be able to reasonably rely on such written opinion to avoid any claim of willful infringement of the Third Party Patents under applicable U.S. law.

         Further, as of this writing, nothing has come to our attention that causes us to believe that the statements made regarding the Third Party Patents or the Company Patents in the IP Portions in the Registration Statement and Prospectus contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         This letter is provided solely in connection with the public offering of the common stock and, without our prior written consent, may not be furnished to, quoted, or relied upon by any other person, firm, or corporation for any other purpose.

         If any reference is made to this letter or any comments stated herein by any of you, then the letter must be provided or quoted in its entirety or, if quote in part, then prior written permission must be obtained from our firm. This paragraph shall not convey any additional rights to use of this letter outside of those rights set forth in the preceding paragraph.

                                    ANNEX A


Patent Number                     Title


[TO BE PROVIDED BY DIVERSA]

                                    ANNEX B


Patent Number                     Title


[TO BE PROVIDED BY DIVERSA]